EXHIBIT 10.11
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this 12th day of September, 2008 by and among American Claims Evaluation, Inc., a New York corporation (“Purchaser”), John Torrens (“Torrens”), Kyle Palin Torrens (“K. Torrens”), Carlena Palin Torrens (“C. Torrens” and collectively with Torrens and K. Torrens the “Sellers”) and Siller Wilk LLP, a New York limited liability partnership, as escrow agent (“Escrow Agent”).
RECITALS
     WHEREAS, Purchaser and Sellers have entered into a Stock Purchase Agreement dated September 12, 2008 (the “Stock Purchase Agreement”) pursuant to which Sellers have agreed to sell to Purchaser, and Purchaser has agreed to purchase from Sellers, all of the outstanding shares of capital stock of Interactive Therapy Group Consultants, Inc., a New York corporation (“ITG”), subject to the terms and conditions of the Stock Purchase Agreement; and
     WHEREAS, pursuant to the Stock Purchase Agreement, Purchaser has agreed to deposit a portion of the Base Purchase Price (as defined in the Stock Purchase Agreement) in escrow with Escrow Agent to be held and distributed by Escrow Agent on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows (capitalized terms used and not otherwise defined in this Agreement have the respective meanings assigned to them in the Stock Purchase Agreement):
     1. Appointment of Escrow Agent. Purchaser and Torrens hereby designate and appoint Escrow Agent as escrow agent to receive, hold and disburse the Escrow Funds (as hereinafter defined), and Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms and conditions of this Agreement.
     2. Purpose.
          2.1 The purpose of the Escrow Funds is to assure that there are funds available to satisfy Torrens’ indemnification obligations pursuant to Section 8.1(d) of the Stock Purchase Agreement in respect of any amounts paid by ITG or Purchaser pursuant to a claim by the New York State Insurance Fund for non-payment of workers’ compensation premiums in the amount of $81,354.00 which amounts shall also include any penalties, fines and legal fees incurred by the Company or Purchaser in connection with the payment or settlement of such claim for workers’ compensation premiums (collectively, the “Workers’ Compensation Claim”) within 240 days of the Closing Date and (ii) Section 8.1(e) of the Stock Purchase Agreement in respect of any A/R that is not collected in full within 240 days of the Closing Date, as more fully set forth herein and in the Stock Purchase Agreement.
          2.2 Purchaser, Torrens and Escrow Agent recognize that the Escrow Funds is established as a non-exclusive source for the satisfaction of Torrens’ indemnification obligations in respect of the (i) Workers’ Compensation Claim and (ii) Reimbursement Claim and the availability of the Escrow Funds is not intended, nor does it constitute any limitation on the liability of Torrens under the Stock Purchase Agreement and the other agreements or documents executed and delivered in connection therewith, and it is not intended nor does it constitute the sole remedy available to Purchaser in the event any such indemnification liability in excess of the Escrow Funds is asserted against Torrens.
     3. Effective Date and Term. This Agreement will become effective on the date hereof and shall remain in effect during the period set forth herein.
     4. Deposits. On the date hereof, Purchaser will deliver to Escrow Agent an amount equal to $105,000 of the Purchase Price as set forth in Section 1.3 of the Stock Purchase Agreement, $80,000 of which shall be held in respect of the Worker’s Compensation Claim (the “W/C Escrow Funds”) and $25,000 of which shall be held in respect of the collectability of the A/R (the “A/R Escrow Funds”) and together with the W/C Escrow Funds, the “Escrow Funds”) by authorized transfer of funds to be held in escrow and disposed of in accordance with the provisions of this Agreement. Escrow Agent shall have no responsibility for enforcement of deposit requirements hereunder.
     5. Investments of Escrow Funds. Until the release of the Escrow Funds in accordance with the terms of this Agreement, Escrow Agent shall invest the Escrow Funds in an interest bearing IOLA escrow account at the Bank listed on Schedule 1 attached hereto.
     6. Interest. All interest earned on the Escrow Funds shall be added to and considered a part of the Escrow Funds and shall be proportionately allocated to the party or parties who ultimately receive the Escrow Funds or portion thereof.
     7. Disposition of W/C Escrow Funds. Escrow Agent shall hold and disburse the W/C Escrow Funds in accordance with the following procedures:
          7.1 In the event that following the date that is two hundred and forty (240) days following the Closing Date (the “W/C Escrow Termination Date”), any amounts are claimed to be due from the Company pursuant to the Worker’s Compensation Claim, Purchaser shall so notify Escrow Agent and Torrens in writing (a “W/C Notice of Claim”), which written notice shall specify the basis and amount of the W/C Escrow Funds (a “W/C Claim”) that is to be delivered to Purchaser in satisfaction of Torrens’ indemnification obligations in Section 8.1(d) of the Stock Purchase Agreement. Torrens shall give written notice of objection to such W/C Claim to Purchaser and Escrow Agent within twenty (20) days after its receipt of a W/C Notice of Claim, provided that any notice of objection shall identify the matters set forth in the W/C Notice of Claim which are disputed and shall provide with reasonable specificity the amount of the W/C Claim which is in dispute and the portion of the W/C Escrow Funds specified in the W/C Notice of Claim that Torrens believes should not be delivered to Purchaser (the “Disputed W/C Escrow Funds”). Promptly following delivery by Torrens of a notice of objection, or, in the absence of delivery of a notice of objection within such 20-day period, then promptly following such 20-day period, Escrow Agent shall, with respect to the undisputed amount of such W/C Claim or W/C Claims, deliver to Purchaser out of the W/C Escrow Funds either (i) the amount of W/C Escrow Funds specified in the W/C Notice of Claim if either (x) Torrens fails to deliver to Escrow Agent and Purchaser a notice of objection during such 20-day period or (ii) all the W/C Escrow Funds specified in the W/C Notice of Claim other than the Disputed W/C Escrow Funds, if any, in the case a notice of objection is delivered by Torrens. Failure of Torrens to deliver a notice of objection within such 20-day period shall constitute an irrevocable waiver on the part of Torrens of his right to object to the delivery to Purchaser of the W/C Escrow Funds specified in the W/C Notice of Claim.
          7.2 If Escrow Agent receives a written notice of objection within the 20-day period referred to in Section 7.1, then, concurrently with the payment to Purchaser of the undisputed amount of a W/C Claim, if any, in accordance with Section 7.1, Escrow Agent shall continue to hold that portion of the W/C Escrow Funds in dispute (an “W/C Disputed Fund”). In the event that a notice of objection is timely given and Torrens, on the one hand, and Purchaser on the other hand fail to reach agreement as to the disposition of any W/C Claims within thirty (30) days after receipt by Purchaser and Escrow Agent of the notice of objection, Torrens and Purchaser may proceed to enforce their respective rights by arbitration as provided in the Stock Purchase Agreement. Escrow Agent shall distribute the portion of the W/C Escrow Funds accounted for as a W/C Disputed Fund promptly upon delivery of and in accordance with the terms of (i) a joint written notice of Purchaser and Torrens providing instructions therein and certifying that the dispute with respect to such W/C Disputed Fund has been finally resolved, or (ii) the issuance of an arbitration award, directing Escrow Agent as to the proper distribution of any amount so held. Torrens or Purchaser shall deliver to Escrow Agent a certified copy of any order or decree in any award in such arbitration. Escrow Agent shall act upon such judgment, award, order or decree which has become final (and not subject to appeal) in like manner as though it constituted the joint instructions of Torrens and Purchaser.
          7.3 If by the date that is five (5) days following the W/C Escrow Termination Date, Escrow Agent has not received a W/C Notice of Claim from Purchaser, Escrow Agent shall release the W/C Escrow Funds to Torrens.
     8. Disposition of A/R Escrow Funds. Escrow Agent shall hold and disburse the A/R Escrow Funds in accordance with the following procedures:
          8.1 In the event that following the date that is two hundred and forty (240) days following the Closing Date (the “A/R Escrow Termination Date”), any A/R is not collected in full, Purchaser shall so notify

Escrow Agent and Torrens in writing (an “A/R Notice of Claim”), which written notice shall specify the basis and amount of the A/R Escrow Funds (an “A/R Claim”) that is to be delivered to Purchaser in satisfaction of Torrens’ indemnification obligations in Section 8.1(e) of the Asset Purchase Agreement. Torrens shall give written notice of objection to such A/R Claim to Purchaser and Escrow Agent within twenty (20) days after its receipt of an A/R Notice of Claim, provided that any notice of objection shall identify the matters set forth in the A/R Notice of Claim which are disputed and shall provide with reasonable specificity the amount of the A/R Claim which is in dispute and the portion of the A/R Escrow Funds specified in the A/R Notice of Claim that Torrens believes should not be delivered to Purchaser (the “Disputed A/R Escrow Funds”). Promptly following delivery by Torrens of a notice of objection, or, in the absence of delivery of a notice of objection within such 20-day period, then promptly following such 20-day period, Escrow Agent shall, with respect to the undisputed amount of such A/R Claim or A/R Claims, deliver to Purchaser out of the A/R Escrow Funds either (i) the amount of A/R Escrow Funds specified in the A/R Notice of Claim if either (x) Torrens fails to deliver to Escrow Agent and Purchaser a notice of objection during such 20-day period or (ii) all the A/R Escrow Funds specified in the A/R Notice of Claim other than the Disputed A/R Escrow Funds, if any, in the case a notice of objection is delivered by Torrens. Failure of Torrens to deliver a notice of objection within such 20-day period shall constitute an irrevocable waiver on the part of Torrens of his right to object to the delivery to Purchaser of the A/R Escrow Funds specified in the A/R Notice of Claim.
          8.2 If Escrow Agent receives a written notice of objection within the 20-day period referred to in Section 8.1, then, concurrently with the payment to Purchaser of the undisputed amount of an A/R Claim, if any, in accordance with Section 8.1, Escrow Agent shall continue to hold that portion of the A/R Escrow Funds in dispute (a “A/R Disputed Fund”). In the event that a notice of objection is timely given and Torrens, on the one hand, and Purchaser on the other hand fail to reach agreement as to the disposition of any A/R Claims within thirty (30) days after receipt by Purchaser and Escrow Agent of the notice of objection, Torrens and Purchaser may proceed to enforce their respective rights by arbitration as provided in the Stock Purchase Agreement. Escrow Agent shall distribute the portion of the A/R Escrow Funds accounted for as an A/R Disputed Fund promptly upon delivery of and in accordance with the terms of (i) a joint written notice of Purchaser and Torrens providing instructions therein and certifying that the dispute with respect to such A/R Disputed Fund has been finally resolved, or (ii) the issuance of an arbitration award, directing Escrow Agent as to the proper distribution of any amount so held. Torrens or Purchaser shall deliver to Escrow Agent a certified copy of any order or decree in any award in such arbitration. Escrow Agent shall act upon such judgment, award, order or decree which has become final (and not subject to appeal) in like manner as though it constituted the joint instructions of Torrens and Purchaser.
          8.3 If by the date that is five (5) days following the A/R Escrow Termination Date, Escrow Agent has not received an A/R Notice of Claim from Purchaser, Escrow Agent shall release the A/R Escrow Funds to Torrens.
     9. Disbursement Disputes. If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any Person not a party hereto, as to whether or not or to whom Escrow Agent shall deliver the Escrow Funds, or any portion thereof, or as to any other matter arising out of or relating to the Escrow Funds or this Agreement, Escrow Agent shall not determine the same and shall not make any delivery of any disputed portion of the Escrow Funds, but shall retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement among the parties to the dispute in accordance with Section 9.4 of the Stock Purchase Agreement. Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy. If a controversy of the type referred to in this Paragraph 9 arises, Escrow Agent may (but shall not be obligated to), in its sole discretion, commence interpleader or similar actions or proceedings for the determination of the controversy.
     10. Escrow Agent’s Responsibilities. Escrow Agent’s sole responsibilities shall be for the acceptance and safekeeping, the investment and disbursement and the disposition of the Escrow Funds, all in accordance with the terms of this Agreement. Escrow Agent shall not be required to take any other actions with reference to any matters which might arise in connection with the Escrow Funds or this Escrow Agreement. Escrow Agent shall be entitled to rely upon the authorizations of Purchaser and/or Torrens (as required herein) and may act upon any such written instruction or other instruments which Escrow Agent in good faith believes to be genuine and what they purport to be.
     Escrow Agent shall not be liable for any actions taken by it in good faith and believed to be authorized or within the rights or powers conferred upon it by this Escrow Agreement or for any actions which Escrow Agent may take or refrain from taking in connection herewith, unless Escrow Agent is guilty of gross negligence or willful misconduct. Escrow Agent may consult with legal counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel, except actions constituting gross negligence or willful misconduct. Escrow Agent has no duty to determine or inquire into any happening or occurrence or performance or failure of performance by Purchaser or Torrens or any other Person with respect to agreements or arrangements with each other or with any other Person.
     11. Indemnification. Purchaser and Torrens each indemnify, defend and hold harmless Escrow Agent against and from any and all Losses) that may arise out of or in connection with its acting as Escrow Agent under this Agreement, except any Losses resulting from Escrow Agent’s willful misconduct. The provisions of this Paragraph will survive the termination of this Agreement.
     12. Waiver of Conflict; Reimbursement of Expenses.
          12.1 Purchaser and Torrens acknowledge that Escrow Agent is acting solely as escrow agent hereunder without compensation and solely as an accommodation to Purchaser and Torrens. Escrow Agent has performed and shall continue to perform legal services for Purchaser. Purchaser and Torrens each waive any conflict with respect to the performance of such services and the performance of the duties of the Escrow Agent pursuant to this Agreement.
          12.2 Escrow Agent shall be reimbursed for any reasonable expenses incurred, including any legal fees and expenses arising out or in connection with its duties under this Agreement or that may be incurred in the event that any disputes require the engagement of legal counsel to protect the interests of Escrow Agent. Such reasonable expenses charged and/or incurred by Escrow Agent will be shared equally by Purchaser and Torrens.
     13. Resignation of Escrow Agent. Escrow Agent may resign as escrow agent upon ten (10) days prior written notice to Purchaser and Torrens, specifying the date upon which such resignation shall become effective. Upon the effective date of such resignation, Escrow Agent shall be discharged from any further obligation under this Agreement and the Stock Purchase Agreement. In such event, Escrow Agent will cooperate fully with Purchaser and Torrens in the orderly transfer of all funds, reports and other documents applicable to the Escrow Funds.
     14. Removal of Escrow Agent. Escrow Agent may be removed as escrow agent upon ten (10) days prior written notice to Escrow Agent signed by Purchaser and Torrens, specifying the date upon which such removal shall become effective. Upon the effective date of such removal, Escrow Agent shall be discharged from any further obligations under this Agreement and the Stock Purchase Agreement. In such event, Escrow Agent will cooperate fully with Purchaser and Torrens in the orderly transfer of all funds, reports and other documents applicable to the Escrow Funds.
     15. Termination. This Escrow Agreement shall terminate upon the happening of any one of the following events:
          15.1 Disposition of the entire Escrow Funds in accordance with the provisions of Paragraphs 7 and 8.
          15.2 Resignation of Escrow Agent in accordance with Paragraph 13.
          15.3 Removal of Escrow Agent in accordance with Paragraph 14.
     16. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties and their successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, that Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates or subsidiaries or (ii) designate one or more of its affiliates or subsidiaries to perform its obligations hereunder. Except as set forth in this Agreement, nothing herein is intended to, nor shall it, create any rights in any Person other than the parties and their respective successors and permitted assigns.
     17. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same and shall be delivered personally or by facsimile or other electronic transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

If to Torrens to:

Mr. John Torrens
6368 East Seneca Turnpike
Jamesville, NY 13078

If to K. Torrens to:

Kyle Palin Torrens
c/o John Torrens
6368 East Seneca Turnpike
Jamesville, NY 13078

If to C. Torrens to:

Carlena Palin Torrens
c/o John Torrens
6368 East Seneca Turnpike
Jamesville, NY 13078

In each case with a copy (which shall not constitute notice) to:

Sherrard & Roe, PLC
424 Church Street, Suite 2000
Nashville, Tennessee 37219-3304
Attn: Elizabeth E. Moore, Esq.
Facsimile: (615) 742-4539

If to Purchaser to:

American Claims Evaluation, Inc.
One Jericho Plaza
Jericho, NY 11753
Attn: Gary Gelman
Facsimile: (516) 938-0405

with a copy (which shall not constitute notice) to:

Siller Wilk LLP
675 Third Avenue
New York, NY 10017
Attn: Joel I. Frank, Esq.
Facsimile: (212) 752-6380

If to Escrow Agent to:

Siller Wilk LLP
675 Third Avenue
New York, NY 10017
Attn: Joel I. Frank, Esq.
Facsimile: (212) 752-6380
or to such other representative or at such other address of a party as such party may furnish to the other party in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile or other electronic transmission if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth (5th) business day after it is mailed by registered or certified mail.

     18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its provisions concerning conflicts or choice of laws.
     19. Entire Agreement; Amendments. This Agreement (including the schedule hereto) sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes any and all prior discussions, agreements, terms sheets or understandings between them with respect to such matters. This Agreement may be modified only in writing signed by all the parties hereto.
     20. Counterparts. This Agreement may be executed and delivered by facsimile or other electronically-scanned signature pages and in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
     21. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have read and executed this Agreement the day and year first above stated.

AMERICAN CLAIMS EVALUATION, INC.
By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

/s/ John Torrens
John Torrens

/s/ John Torrens
John Torrens, as
parent of Kyle Palin Torrens

/s/ John Torrens
John Torrens, as
parent of Carlena Palin Torrens

SILLER WILK LLP
By:	/s/ Joel I. Frank
Title:	Partner